Exhibit 10.25

Loan contract

Agricultural bank of China

Loan contract

No. 15101200600000413 of ZABLW

Borrower (full name) : Inner Mongolia TeHong Coal Group Co.,Ltd

Lender (full name) : Agricultural bank of China Zhunger County Subbranch

In accordance with the relevant national laws and regulations, two parties by consensus, signed this contract.

Article 1. Loan

1.	Loan type: short
2.	Loan purpose: circulating fund
3.	The kind of loan currency and sum: RMB 20,000,000

4.	The period of loan

(1) The period of loan see the following table.

Release dates				Expiration dates
Year	Month	Day	Sum	Year	Month	Day	Sum
2006	4	11	20000000

           (Other table will enclose the contract if table can not enough to use)

(2) Record borrowing amount of this contract, release dates, expiration dates are inconsistent with the documented evidence of borrowing, executed according as borrowing warrant. Borrow warrants was contract components, and this contract has the same legal effect.

(3) Exchange borrowing in the item of the contract, borrowers should return the interest of loan by the original currencies on time.

2. Lending rate

RMB lending rate confirmed by the first following the method.

Floating rate

Lending rate floated above 30% (above /below) interest rate benchmark, executing annual interest rate is 7.254%. Under the five years (contains five year) of lend interest rate benchmark is publicized RMB rate benchmark of China people’s Bank.

Adjusting of interest rate is one month as a period. If they meet adjusting for load interest rate benchmark of China people’s Bank, that from the date of the first month load corresponding day on next period of interest rate benchmark adjusting, borrower will execute corresponding date by adjusting interest rate benchmark and new load executing interest rate by made above calculating method, no other notice to borrower. The date of interest rate benchmark adjusting is same day with the day of load paying or the first month the period of load, new load executing interest rate was made from the interest rate benchmark adjusting. The last day of this month was called corresponding day if they have not this day.

3. Interest payment

The load in the contract paid interest by month, the day of paying interest is 20th of each month. Borrower should paid interest by that day. If the last repay day of load principal is not the day of paying interest, so without paying interest should pay off paying principal. (Interest rate by day equal to interest rate by month/30)

Article 2. Lender has the right of without provide load of the contract if without satisfy the following conditions.

1.	Borrower opened an account of general deposit in lender’s bank.

2.	Borrower transacts and offers relative procedure, document and information according the requirement of lender.

3.	Exchange borrowing in the item of the contract, borrowers have transacted relative authorization with the contract, register and other legal procedures by relative regulation.

4.	load have hold mortgage and impawn, legal procedures(relative register or insurance etc)
have been transact by the requirement of lender, assurance, assurance and insurance continued effective. Load have ensured assurance and signed guarantee contract that become effective contract under the contract.

Article 3. Right and obligation of lender

1.	Lender has the right of knowing production operation, financial activity, material storage, load purpose etc, and needed borrower to offered document and information by time like financial report forms etc.

2.	Lender has the right of stopping load or withdrawal before the expiry of contract, if the borrower happened disadvantage behave or circumstance that influenced load safety that appears the item of 7, 8, 9 of the contract.

3.	Withdrawal or withdrawal before the expiry of contract load principal, interest , interest for penalty, compound interest and other paying expense of others according to regulation of the contract, lender get the load indirect from any account of borrower.

4.	Return the sum from borrower haven’t enough pay off mount under the contract, lender can choose put this money to pay back principal, interest, interest for penalty, compound interest or expense.

5.	Lender can open public for breach of faith of borrower according to borrower haven’t perform obligation of paying back the loan.

6.	Lender offered enough load to borrower on time by regulation of the contract.

Article 4. Right and obligation of borrower

1.	Borrower has the right to get and use load.

2.	Borrower must accord with balance and deposit that relative load of open account under the article 2 regulation.

3.	Exchange borrowing in the item of the contract, borrowers have transacted relative authorization with the contract, register and other legal procedures by relative regulation.

4.	Borrower should pay back principal interest on time. If borrower needed to postpone they should apply for a application to lender before 15 days of expiry.

5.	Borrower must use load by the purpose of the contract stipulation, they can’t peculate load.

6.	Borrower should offer authentic completely financial report forms or other relative information by month and active cooperating lender to inspect their production operation, financial activity and using load circumstance.

7.	borrower got contracting, tenancy, stock restructure, affiliated company, combination, annex, separation, joint venture, assets transfer, applying stop business and neatening, applying disbandment, applying bankruptcy and others influenced change of claims and liabilities or actualized claims of lender, they should notice borrower by written format before that special things happened, and agreed by lender, and liabilities responsibility pay off or pay off before the stipulating time. Otherwise the can not execute that behave.

8.	borrower should notice lender by written format and fulfilled to confirmed claims protection measures by lender at once that happened some disadvantages for pay back load like stop production, going out of business, logout register, withdraw business license, legal representative or main principal who engage illegal activity, involved great litigation or arbitration, many difficulties in producing management, financial circumstance to grow worse etc.

9.	Borrower should notice lender by written format before the time, and agreed by lender, if borrower offered assurance or other main property to other debtor as third people mortgage that may influence their paying back load capabilities.

10.	Borrower and investor can not take the fund by themselves, transfer assets, or transfer stock by themselves, in order to escape the debt to lender.

11.	Borrower should notice lender by written format in time, if they happened alteration for name, legal representatives, housing address, management scope etc.

12.	Guarantor of load under in the item of the contract , whose company appears stop production, going out of business, logout register, withdraw business license, bankruptcy and management to the bad etc, part or all lost assurance capacity corresponding the load; borrower should offer other assurance procedures confirmed by lender in time when assurance value weaken like guaranty, impawning right in the item of the contract.

13.	Borrower should take on the expense under the contract for attorney service, insurance, transportation, evaluation, register, safekeeping, appraisal, notarization etc.

Article 5. Pay back in advance

Borrower should gain agreement of lender if they pay back in advance; when borrower gained agreement of lender, the interest of the load pay back in advance payment by first method.

1.	Calculating accepted interest according to stipulation load period and executing interest by the contract.

Article 6. The responsibility for breach of faith

1.	Lender have not offered enough load on time by contract stipulation, that influenced the loss of borrower, lender should pay penalty by the amount of breach and delayed days to borrower, calculating of the amount of breach is same with overdue load interest.

2.	Borrower haven’t pay back the load on time, they will pay overdue penalty that over 50% of load executing interest from the first day of overdue paying until paying off principal interest to lender. During the overdue paying, load using RMB like if happened that RMB load interest rate benchmark above than before in the same time in China people’s Bank, so penalty interest will adjust upwards corresponding with load interest rate benchmark.

3.	Borrower doesn’t use load on the purpose of the contract stipulation, lender have the right for penalty that load executing interest of disobey part will adjust 100% to borrower until paying off principal interest to lender. During the overdue paying, load using RMB like if happened that RMB load interest rate benchmark above than before in the same time in China people’s Bank, so penalty interest will adjust upwards corresponding with load interest rate benchmark.

4.	Lender should receive compound interest for paying without paying interest by regulation of China people’s Bank. Paying without paying interest contains without paying interest in the period of the contract (contains penalty interest by disobey using) and without paying interest in the period of overdue load (contains overdue penalty interest and penalty interest by disobey using). Paying without paying interest in the period of load, compound interest was calculated load executing interest by contract stipulation, from the first day of expiry load, compound interest was calculated overdue load executing interest by contract stipulation; Paying without paying interest in the period of overdue load, and compound interest was calculated overdue load executing interest.

5.	if borrower disobeyed obligation under the item of contract, lender has the right to ask borrower correct their disobey behavior in limit period, and stop giving load, withdrawing load that have given advancing, announcing expiry of load contract that sighed by both parties or making other assets protection procedures.

6.	Any warrantor disobeyed load assurance stipulation obligation of contract under the item of the contract, lender has the right of stopping given the load, withdrawing load advancing or other assets protection procedures.

7.	Lender adopted litigation or arbitration to carry out creditor's rights because of borrower breach; borrower should take on payment for a retaining fee, traveling fee and other carrying out creditor's rights fee.

Article 7. Load assurance

Load assurance method under the item of the contract is mortgage assurance; assurance contract is signed for another. If they adopt high amount assurance method, the serial number of assurance contract is No.15902200600001593 of ZAMW

Article 8. Disputed solving

Both parties consulted to solve if they disputed something when carrying into execution contract, or solved by first method.

1. Litigation. People’s court rules in lender’s area.

Article 9. Other proceeding

Borrower agreed to execute selling guaranty to pay back principal interest if they haven’t paying back on time.

Article 10. The date of effective contract

Contract become effect when contract is signed or stamp by both parties.

Article 11. The quantity of the contract

The contract have uniformity triplet, and each party shall hold one copy of, Zhunger County national land and resource bureau hold one copy, three copies being equally authentic.

Article 12. Notes

Lender have noticed borrower completely and exactly understanding the item of the contract, and illustrated corresponding item under the requirement of borrower. Both parties have the some understanding for the contract.

Borrower (sign and stamp)	Lender (sign and stamp)

Representative	Principal
/s/ STAMP	/s/ STAMP

The date of signing contract: 2006-4-11

The place of signing contract: Zhunger County Agricultural Client Department